Exhibit 99.1

Post Holdings Reports Avian Influenza at Third Party Supplier; Provides Preliminary Unaudited Selected Financial Data for Second Quarter of Fiscal 2015

St. Louis, Missouri - April 28, 2015 - Post Holdings, Inc. (NYSE:POST) (the “Company”), a consumer packaged goods holding company, today provided information regarding an avian influenza (“AI”) incident at one of its Michael Foods Group segment third party contracted egg suppliers. The Company also provided certain preliminary unaudited selected financial data for the second quarter of fiscal 2015.
Avian Influenza Discussion
As has been reported in the media, AI has impacted numerous locations throughout the U.S. Midwest. On April 27, 2015, the Company was informed that chickens at one of its Iowa-based third party contracted egg suppliers had tested positive for AI, despite the significant precautionary measures taken to prevent such an incident. The farms house approximately 5.5 million birds which represent approximately 10% of the Company’s egg supply. The Company is in the process of completing the analysis of the financial impact, if any, of this AI incident.
“We are working with our suppliers and customers to mitigate the impact of this unfortunate event,” said Rob Vitale, Post’s President and CEO. “I have confidence in our team to respond quickly and effectively.”
Preliminary Unaudited Selected Financial Data for the Second Quarter of Fiscal 2015
The preliminary financial data discussed below consist of estimates derived from Post’s internal books and records and have been prepared by, and are the responsibility of, Post’s management. The preliminary estimates discussed below are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the second quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change. In addition, preliminary results for the second quarter are not necessarily indicative of operating results for any future quarter or results for the full year.
The Company’s preliminary estimate for Adjusted EBITDA for the quarter ended March 31, 2015 is approximately $148 million to $150 million.
In addition, Post’s preliminary unaudited estimates for the second quarter of fiscal 2015 provided in this release have been prepared by Post’s management based only upon information available to it as of the date hereof, and have not been prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of financial information.
Conference Call to Discuss Earnings Results and Outlook
Post will announce its fiscal second quarter results after market close on Thursday, May 7, 2015, and will host a conference call on Friday, May 8, 2015 at 9:00 a.m. Eastern Time. During the call, Robert V. Vitale, President and Chief Executive Officer, and Jeff A. Zadoks, Senior Vice President and Chief Financial Officer, will discuss financial results for the second quarter of fiscal year 2015, fiscal year 2015 outlook, any updates that may be available on the AI incident described above, and respond to questions.
Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside the United States. The conference identification number is 23342813. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of the Company’s website at www.postholdings.com.
A replay of the conference call will be available through Friday, May 15, 2015, by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside the United States and using the conference identification number 23342813. A webcast replay will also be available for a limited period on the Company’s website in the Investor Relations section.

Use of Non-GAAP Measures
Certain financial measures in this release are non-GAAP measures, including Adjusted EBITDA. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles (GAAP) and these measures may not be comparable to similarly-titled measures of other companies. The Company has not provided a quantitative reconciliation of the preliminary Adjusted EBITDA included in this press release to the most comparable financial measure or measures calculated and presented in accordance with GAAP due primarily to the timing of the closing of Post’s financial records for the quarter ended March 31, 2015 and the difficulty in forecasting and quantifying the exact amount of the items excluded from Adjusted EBITDA that will be included in the comparable GAAP financial measures such that it is not practicable to produce such reconciliations for this financial information without unreasonable effort.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the recent avian influenza outbreak in the U.S. Midwest and the impact of the AI incident described above on our financial results; our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, active nutrition, refrigerated and private label food categories. Post’s Consumer Brands portfolio spans from center-of-the-store to active nutrition, offering a broad range of choices to meet the taste and nutritional needs of a variety of consumers and includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, PowerBar®, Premier Protein®, Supreme Protein® and Dymatize®. Through its Michael Foods Group, Post supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the private label retail, foodservice and ingredient channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post also manufactures private label cereal, granola, peanut butter and other nut butters, dried fruits and baking and snacking nuts. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626